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PROXY                                                                    PROXY

                       ST. JOSEPH LIGHT & POWER COMPANY

              FOR SPECIAL MEETING OF SHAREHOLDERS JUNE 16, 1999
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby appoints T. F. STEINBECKER, G. L. MYERS and L. J. STOLL, and each of them, attorneys and proxies for the undersigned with full power of substitution to vote at the Special Meeting of Shareholders of St. Joseph Light & Power Company on June 16, 1999 and any adjournments thereof all shares of Common Stock which the undersigned would be entitled to vote if personally present.

     UNLESS A CONTRARY VOTE IS SPECIFIED THIS PROXY WILL BE VOTED FOR THE LISTED PROPOSAL. ANY SHARES HELD IN THE AUTOMATIC DIVIDEND REINVESTMENT AND OPTIONAL CASH PAYMENT PLAN WILL BE VOTED BY THE PLAN NOMINEE IN THE SAME MANNER AS SHARES REGISTERED IN THE PARTICIPANT'S NAME.

             PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE
                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                           - FOLD AND DETACH HERE -

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                       ST. JOSEPH LIGHT & POWER COMPANY
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /



                                                   For  Against  Withheld
(1) The approval of the Agreement and Plan of      / /    / /      / /
    Merger dated March 4, 1999 between
    UtiliCorp United Inc. and St. Joseph
    Light & Power Company.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS THAT YOU VOTE FOR THE
ABOVE PROPOSAL.

THIS IS A PROXY.
SEE REVERSE

(2) In their discretion, the proxy holders are authorized to consider and act upon such other matters or proposals as may properly come before the Special Meeting or any adjournments thereof.

    The undersigned acknowledges receipt of
    the Notice of Special Meeting of
    Shareholders to be held on June 16, 1999 and the related Proxy Statement.




                                            Dated                          ,
                                            1999
                                               -----------------------------

                                            --------------------------------
                                                       Signature

                                            Please sign exactly as your name
                                            appears on this card.  For joint
                                            accounts each owner should sign.
                                            When signing as corporate officer,
                                            attorney, executor, administrator,
                                            trustee or guardian, please give
                                            full title as such.

                           - FOLD AND DETACH HERE -


                           YOUR VOTE IS IMPORTANT!

          PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.